EXHIBIT 99.1

TRUEBLUE REPORTS Q4 and FULL-YEAR 2014 RESULTS
Adjusted EBITDA Growth of 53 Percent for Fourth Quarter 2014

TACOMA, WA-Feb. 5, 2015--TrueBlue, Inc. (NYSE:TBI) announced today that revenue for the fourth quarter of 2014 was $691 million, an increase of 54 percent, compared to revenue of $449 million for the fourth quarter of 2013. Net income for the fourth quarter of 2014 was $0.65 per diluted share, compared to $0.36 for the fourth quarter of 2013. Adjusted net income per diluted share* for the fourth quarter of 2014 was $0.52, compared to $0.35 for the fourth quarter of 2013. Adjusted EBITDA* for the fourth quarter of 2014 was $42 million, an increase of 53 percent, compared to $27 million in the fourth quarter of 2013.

The company also reported record annual revenue of $2.2 billion, an increase of 30 percent, compared to $1.7 billion for 2013. Net income for 2014 was $1.59 per diluted share, compared to $1.11 for 2013. Adjusted net income per diluted share was $1.45 for 2014, compared to $1.08 for 2013. Adjusted EBITDA for 2014 was $116 million, an increase of 33 percent, compared to $87 million in 2013.

Our focus has always been on providing customers with workforce solutions to improve the performance of their business, TrueBlue CEO Steve Cooper said. The acquisition of Seaton added new industry-leading service lines in recruitment process outsourcing (RPO), managed service provider (MSP) solutions, and on-premise staffing, which are meeting all of our performance expectations. Combined with our specialized staffing service lines, we now offer more solutions to meet our customers‟ increasingly complex talent needs.

TrueBlue acquired Seaton‟s service lines, including Staff Management | SMX, PeopleScout and HRX, on June 30, 2014.

"Our teams delivered impressive results this quarter with revenue and Adjusted EBITDA growth of more than 50 percent, Cooper added. We are excited about the opportunities for growth in our specialized staffing business, and also about the new workforce solutions we have to connect people and work."

TrueBlue estimates revenue in the range of $556 million to $570 million and adjusted net income per diluted share of $0.10 to $0.15 for the first quarter of 2015.

Management will discuss fourth quarter and full-year 2014 results on a conference call at 2 p.m. PT (5 p.m. ET), today, Thursday, Feb. 5. The conference call can be accessed on TrueBlue‟s web site: www.trueblue.com.

*This is a non-GAAP financial measure that excludes non-recurring acquisition and integration costs and, in the case of adjusted net income per diluted share, also adjusts income taxes to a marginal rate of 40 percent. See the financial statements accompanying the release for more information on non-GAAP terms.

About TrueBlue
TrueBlue (NYSE: TBI) is a leading provider of specialized workforce solutions, helping clients improve growth and performance by providing staffing, recruitment process outsourcing and managed service provider solutions. The company‟s specialized workforce solutions meet clients‟ needs for a reliable, efficient workforce in a wide variety of industries. TrueBlue connects as many as 750,000 people and work each year. Learn more about TrueBlue at www.trueblue.com.

Forward-looking Statements
This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “should,” “expects,” “intends,” “projects,” “plans,” “believes,” “estimates,” “targets,” “anticipates,” and similar expressions are used to identify these forward-looking statements. Examples of forward-looking statements include statements relating to our future financial condition and operating results, as well as any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on our current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties, and changes in circumstances that are difficult to predict. Many factors could cause actual results to differ materially and adversely from these forward-looking statements. Examples of such factors can be found in our reports filed with the SEC, including the information under the heading ‘Risk Factors’ in our Annual Report on Form 10-K for the fiscal year ended Dec. 27, 2013. Any forward-looking statement speaks only as of the date on which it is made, and we assume no obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.

Contacts:
Derrek Gafford, EVP & CFO
253-680-8214

Stacey Burke, VP of Corporate Communications
253-680-8291

TRUEBLUE, INC.
SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share data)

	13 Weeks Ended		52 Weeks Ended
	December 26, 2014	December 27, 2013	December 26, 2014	December 27, 2013
Revenue from services	$691,390	$448,952	$2,174,045	$1,668,929
Cost of services	533,152	328,689	1,637,066	1,226,626
Gross profit	158,238	120,263	536,979	442,303
Selling, general and administrative expenses	117,123	93,710	425,777	362,248
Depreciation and amortization	9,348	5,339	29,474	20,472
Income from operations	31,767	21,214	81,728	59,583
Interest and other income (expense), net	(270)	186	116	1,354
Income before tax expense	31,497	21,400	81,844	60,937
Income tax expense	4,473	6,889	16,169	16,013
Net income	$27,024	$14,511	$65,675	$44,924

Net income per common share:
Basic	$0.66	$0.36	$1.61	$1.12
Diluted	$0.65	$0.36	$1.59	$1.11

Weighted average shares outstanding:
Basic	40,832	40,412	40,734	40,166
Diluted	41,317	40,775	41,176	40,502

TRUEBLUE, INC.
SELECTED FINANCIAL DATA
(Unaudited, in thousands)

	13 Weeks Ended
	December 26, 2014			December 27, 2013
	Legacy TrueBlue	Seaton (1)	Total Company	Legacy TrueBlue
Revenue from services	$445,351	$246,039	$691,390	$448,952

Adjusted EBITDA (2)	26,587	15,421	42,008	27,378

(1) Seaton was acquired effective June 30, 2014. Therefore, the comparative prior year amounts are not presented.

(2) Adjusted EBITDA is a non-GAAP financial measure. Adjusted EBITDA excludes from net income, interest, taxes, depreciation and amortization, non-recurring costs related to the purchase, integration, reorganization, and shutdown activities related to acquisitions. See reconciliation of GAAP Net income to Adjusted EBITDA below.

TRUEBLUE, INC.
SUMMARY CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	December 26, 2014	December 27, 2013
Assets
Current assets:
Cash and cash equivalents	$18,314	$122,003
Marketable securities	1,500	14,745
Accounts receivable, net	359,903	199,519
Other current assets	34,738	20,191
Total current assets	414,455	356,458
Property and equipment, net	61,392	54,473
Restricted cash and investments	168,426	154,558
Other assets, net	421,046	153,972
Total assets	$1,065,319	$719,461

Liabilities and shareholders' equity
Current liabilities	$186,093	$121,409
Long-term debt	199,383	29,656
Other long-term liabilities	210,724	175,036
Total liabilities	596,200	326,101
Shareholders' equity	469,119	393,360
Total liabilities and shareholders' equity	$1,065,319	$719,461

TRUEBLUE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Years ended
	December 26, 2014	December 27, 2013
Cash flows from operating activities:
Net income	$65,675	$44,924
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	29,474	20,472
Provision for doubtful accounts	11,815	12,063
Stock-based compensation	11,049	8,412
Deferred income taxes	12,663	(3,844)
Other operating activities	898	2,116
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(77,629)	(4,181)
Income taxes	(5,696)	4,113
Other assets	(7,361)	(7,341)
Accounts payable and other accrued expenses	(10,364)	(3,592)
Accrued wages and benefits	12,400	(3,643)
Workers’ compensation claims reserve	1,579	9,859
Other liabilities	1,670	6,710
Net cash provided by operating activities	46,173	86,068
Cash flows from investing activities:
Capital expenditures	(16,918)	(13,003)
Acquisition of businesses, net of cash acquired	(305,876)	(77,560)
Purchases of marketable securities	(25,057)	(40,800)
Sales and maturities of marketable securities	44,167	20,050
Change in restricted cash and cash equivalents	(9,283)	(16,122)
Purchases of restricted investments	(18,196)	(13,411)
Maturities of restricted investments	12,726	15,581
Net cash used in investing activities	(318,437)	(125,265)
Cash flows from financing activities:
Net proceeds from stock option exercises and employee stock purchase plans	2,191	9,136
Common stock repurchases for taxes upon vesting of restricted stock	(3,114)	(2,800)
Net change in revolving credit facility	171,994	—
Proceeds from long-term debt	—	34,000
Payments on debt and other liabilities	(2,267)	(8,681)
Other	978	713
Net cash provided by (used in) financing activities	169,782	32,368
Effect of exchange rates on cash	(1,207)	(681)
Net change in cash and cash equivalents	(103,689)	(7,510)
CASH AND CASH EQUIVALENTS, beginning of period	122,003	129,513
CASH AND CASH EQUIVALENTS, end of period	$18,314	$122,003

TRUEBLUE, INC.
RECONCILIATION OF GAAP NET INCOME TO EBITDA AND ADJUSTED EBITDA
RECONCILIATION OF GAAP NET INCOME PER DILUTED SHARE TO ADJUSTED NET INCOME PER DILUTED SHARE
(Unaudited, in thousands, except for per share data)

	13 Weeks Ended		52 Weeks Ended
	December 26, 2014	December 27, 2013	December 26, 2014	December 27, 2013
GAAP net income	$27,024	$14,511	$65,675	$44,924
Income tax expense	4,473	6,889	16,169	16,013
Interest expense (income), net	270	(186)	(116)	(1,354)
Income from operations	31,767	21,214	81,728	59,583

Depreciation and amortization	9,348	5,339	29,474	20,472
EBITDA (4)	41,115	26,553	111,202	80,055
Non-recurring acquisition and integration costs (1)	893	825	5,220	7,375
Adjusted EBITDA (4)	$42,008	$27,378	$116,422	$87,430

GAAP net income per diluted share	$0.65	$0.36	$1.59	$1.11
Non-recurring acquisition and integration costs, net of tax (1)	0.01	0.01	0.08	0.11
Amortization of intangible assets of acquired businesses, net of tax (2)	0.06	0.02	0.18	0.07
Adjust income taxes to marginal rate (3)	(0.20)	(0.04)	(0.40)	(0.21)
Adjusted net income per diluted share (5)	$0.52	$0.35	$1.45	$1.08

Diluted weighted average shares outstanding	41,317	40,775	41,176	40,502

(1) Non-recurring acquisition costs for the current quarter and year include the acquisition of Seaton, which was completed on June 30, 2014, the first business day of our third quarter of fiscal 2014. The non-recurring acquisition costs for the prior year related to the acquisition of TWC, which was completed on Oct. 1, 2013 and MDT, which was completed Feb. 4, 2013. The integration of MDT was completed during the third quarter of fiscal 2013 and TWC was completed during the fourth quarter of fiscal 2013.

(2) Amortization of intangible assets of acquired businesses

(3) Adjust income taxes to a marginal rate of 40%

(4) EBITDA and Adjusted EBITDA are non-GAAP financial measures. EBITDA excludes interest, taxes, depreciation and amortization from net income. Adjusted EBITDA further excludes from EBITDA non-recurring costs related to the purchase, integration, reorganization and shutdown activities related to acquisitions. EBITDA and Adjusted EBITDA are key measures used by management in evaluating performance. EBITDA and Adjusted EBITDA should not be considered measures of financial performance in isolation or as an alternative to Income from operations in the Consolidated Statements of Operations in accordance with GAAP, and, as presented, may not be comparable to similarly titled measures of other companies.

(5) Adjusted net income per diluted share is a non-GAAP financial measure which excludes non-recurring costs related to the purchase, integration, reorganization and shutdown activities related to acquisitions, net of tax, amortization of intangibles of acquired businesses, net of tax and adjusts income taxes to a marginal rate of 40%, which is used by management in evaluating performance and communicating comparable results. Adjusted net income per diluted share should not be considered a measure of financial performance in isolation or as an alternative to Net income per diluted share in the Consolidated Statements of Operations in accordance with GAAP, and, as presented, may not be comparable to similarly titled measures of other companies.